UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2013

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2013, the Board of Directors of First Community Corporation (the “Corporation”) amended the Corporation’s Bylaws, Article 3, Section 6.  Retirement of Directors, which generally provides that no person shall be elected or reelected a director of the Corporation after attaining the age of 72.  The amendment had no substantive effect, because it merely pruned a qualifying provision that had previously been mooted by the retirement of certain initial directors of the Corporation.  The qualifying provision had stated that the retirement age did not apply to any initial director who had attained the age of 65 prior to the date of the initial adoption of the Bylaws.  At the time of the elimination of this qualifying provision by the amendment, there were no longer any directors of the Corporation who had attained the age of 65 prior to the date of the initial adoption of the Bylaws.

On October 15, 2013, the Board of Directors of First Community Corporation approved the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.  The only amended effected thereby was an amendment to Article 3, Section 6.  Retirement of Directors, which was amended and restated in connection with the Corporation’s proposed merger involving Savannah River Financial Corporation.  Article 3, Section 6.  Retirement of Directors, was amended and restated to read as follows:  No person shall be elected or reelected a director of the Corporation after attaining the age of 72; provided that this provision shall not apply to any former director of Savannah River Financial Corporation who shall have attained the age of 72 prior to the date of such person’s initial appointment as a director of the Corporation until such director attains the age of 84.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit

3.1	Amended and Restated Bylaws, adopted October 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ Joseph G. Sawyer
Name:	Joseph G. Sawyer
Title:	Chief Financial Officer

Dated: October 21, 2013

Exhibit List

3.1                               Amended and Restated Bylaws, adopted October 15, 2013.